Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-65940, 333-65958, 333-101243, 333-101265, 333-125667, 333-131164 and 333-140939) of Zimmer Holdings, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 29, 2008

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